Exhibit 99(a)
PART I. FINANCIAL INFORMATION
Item 1. Financial Statements
FNB Financial Services Corporation and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands except per share data)

	March 31,	December 31,	March 31,
	2007	2006 *	2006
	(Unaudited)		(Unaudited)

ASSETS

Cash and due from banks	$19,336	$22,657	$29,635
Interest-bearing bank balances	2,983	3,008	2,981
Investment securities:
Securities available for sale	222,460	211,011	203,824
Federal Home Loan Bank and Federal Reserve Bank Stock	5,910	6,116	6,257
Loans	687,879	707,146	754,921
Less: allowance for loan	(12,640)	(13,195)	(18,665)

Net loans	675,239	693,951	736,256
Premises and equipment, net	20,526	19,609	14,430
Other assets	50,702	54,421	26,495

Total assets	$997,156	$1,010,773	1,019,878

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$85,447	$87,047	$89,996
Savings, NOW and money market accounts	200,205	186,411	187,367
Certificates of deposit	515,486	545,110	559,055

Total deposits	801,138	818,568	836,418

Federal funds purchased and securities sold under agreements to repurchase	10,546	5,384	8,415
Securities sold under a reverse repurchase agreement	21,000	21,000	—
Borrowings from the Federal Home Loan Bank	55,000	55,000	75,000
Junior subordinated notes	25,774	25,774	25,774
Unfunded projected pension and other postretirement benefit obligation	2,291	2,291	—
Other liabilities	8,356	10,013	5,285

Total liabilities	924,105	938,030	950,892

Shareholders’ Equity:
Preferred stock no stated value; authorized 10,000,000 shares; none issued	—	—	—
Common stock, $1.00 stated value; authorized 75,000,000 shares; outstanding 7,063,952 at March 31, 2007, 7,060,241 at December 31, 2006 and 7,045,335 at March 31, 2006	7,064	7,060	7,045
Paid-in capital	23,315	23,190	22,784
Retained earnings	45,644	45,866	42,017
Accumulated other comprehensive loss	(2,972)	(3,423)	(2,860)

Total shareholders’ equity	73,051	72,693	68,986

Total liabilities and shareholders’ equity	$997,156	$1,010,773	$1,019,878

See notes to unaudited consolidated financial statements.       * Derived from audited consolidated financial statements.

FNB Financial Services Corporation and Subsidiary
Consolidated Statements of Income and Comprehensive Income
(Unaudited; dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Interest income
Interest and fees on loans	$14,411	$15,757
Interest on investment securities
Taxable	1,568	1,576
Tax exempt	671	372
Federal funds sold	89	85
Other interest income	120	98

Total interest income	16,859	17,888

Interest expense
Deposits	7,808	6,519
Securities sold under a reverse repurchase agreement	228	—
Junior subordinated notes	440	386
Securities sold under agreements to repurchase and federal funds purchased	93	57
Borrowings from the Federal Home Loan Bank	671	824

Total interest expense	9,240	7,786

Net interest income	7,619	10,102
Provision for loan losses	54	755

Net interest income after provision for credit losses	7,565	9,347

Noninterest income
Service charges on deposit accounts	762	873
Mortgage banking income	130	242
Other noninterest income	396	217

Total noninterest income	1,288	1,332

Noninterest expense
Personnel expense	4,349	4,151
Occupancy expense	567	415
Equipment depreciation and maintenance	761	775
Other noninterest expense	2,173	1,716

Total noninterest expense	7,850	7,057

Income before provision for income taxes	1,003	3,622
Provision for income taxes	306	1,244

Net income	697	2,378
Other comprehensive income (loss)	451	(615)

Comprehensive income	$1,148	$1,763

Per share data
Net income, basic	$0.10	$0.34
Net income, diluted	$0.10	$0.33
Cash dividends	$0.13	$0.12
Weighted average shares outstanding, basic	7,063,303	7,040,964
Weighted average shares outstanding, diluted	7,207,494	7,189,378
See notes to unaudited consolidated financial statements.

FNB Financial Services Corporation and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited; dollars in thousands)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income	$697	$2,378
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	431	279
Provision for credit losses	54	755
Loss on disposal of premises, equipment and other real estate	25	40
Decrease in deferred tax asset	2,465	—
Increase in bank-owned life insurance	(270)	—
Net change in warehouse line of credit	1,292	924
Stock based compensation expense	89	128
Changes in assets and liabilities:
(Increase) decrease in other assets	1	(2,062)
Decrease in other liabilities	(1,707)	(1,543)

Net cash provided by operating activities	3,077	899

Cash flows from investing activities:
Proceeds from sales, maturities, or calls of securities available for sale	7,787	2,786
Purchase of securities available for sale	(18,511)	(11,784)
Purchase of premises and equipment	(1,406)	(591)
Proceeds from disposal of premises and equipment	14	7
Proceeds from sale of other real estate owned	637	168
(Increase) decrease in other real estate owned	1	(52)
Net decrease in loans	18,201	1,886

Net cash provided by (used in) investing activities	6,723	(7,580)

Cash flows from financing activities:
Net increase (decrease) in deposits	(17,430)	11,788
Net increase in short-term borrowings	5,163	1,109
Excess tax benefits from share-based payment arrangements	—	25
Proceeds from issuance of common stock	39	72
Cash dividends paid	(918)	(845)

Net cash provided by (used in) financing activities	(13,146)	12,149

Net increase (decrease)in cash and cash equivalents	(3,346)	5,468
Cash and cash equivalents, January 1	25,665	27,148

Cash and cash equivalents, March 31	$22,319	$32,616

Supplemental disclosures
Transfer of loans to other real estate	$520	$170
Increase (decrease) in fair value of securities available for sale, net of tax	451	(615)
Interest paid on deposits and borrowed funds	8,879	7,484
See notes to unaudited consolidated financial statements.

FNB Financial Services Corporation and Subsidiary
Notes to Consolidated Financial Statements
(Unaudited)
1. Basis of presentation
     The accompanying unaudited consolidated financial statements of FNB Financial Services Corporation (the “Company” or “FNB”) have been prepared in accordance with accounting principles generally accepted in the United States of America and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, these statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. For further information refer to the consolidated financial statements and footnotes thereto included in FNB’s 2006 Annual Report on Form 10-K. Certain reclassifications have been made to the prior period consolidated financial statements to place them on a comparable basis with the current period consolidated financial statements. These reclassifications have no effect on net income or shareholders’ equity as previously reported.
2. Proposed merger
     On February 26, 2007, the Company entered into a definitive agreement with LSB Bancshares, Inc. (“LSB”) to combine in a merger of equals. LSB, headquartered in Lexington, North Carolina is the holding company for Lexington State Bank. As soon as practicable following the merger of the holding companies, the Company’s banking subsidiary, FNB Southeast, will be merged with and into Lexington State Bank. The merger of the holding companies will be accounted for using the purchase method of accounting for business combinations and is subject to several conditions, including approval by the shareholders of LSB and the Company, which vote is scheduled to occur in the second quarter of 2007, and approval by applicable regulatory authorities. Upon satisfaction of these conditions, the merger of the holding companies is anticipated to close in the third quarter of 2007. The Company’s shareholders will receive 1.07 shares of LSB common stock for each share of the Company’s common stock. At March 31, 2007, LSB operated 25 offices through Lexington State Bank and had approximately $985,000,000 in total assets, $763,000,000 in loans, and $850,000,000 in deposits. In connection with the merger, it is expected that the Company’s shareholders will receive approximately 7,558,000 shares of LSB common stock.
3. Recently adopted accounting pronouncement
     Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an interpretation of FASB Statement No. 109, Accounting for Income Taxes. FIN 48 addresses the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. In addition, FIN 48 expands the disclosure requirements concerning unrecognized tax benefits as well as any significant changes that may occur in the next twelve months associated with such unrecognized tax benefits. The adoption of FIN 48 did not have a material impact on the Company’s financial results.

4. Per share data
     Basic and diluted net income per share amounts have been computed based upon net income as presented in the accompanying statements of income divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized.

	Three Months Ended
	March 31,
	2007	2006
Weighted average number of shares used in basic EPS	7,063,303	7,040,964
Effect of dilutive stock options	144,191	148,414

Weighted average number of common shares and dilutive potential common shares used in dilutive EPS	7,207,494	7,189,378

     For the three months ended March 31, 2007 and 2006, there were 513,626 and 641,097 options, respectively, that were antidilutive because the exercise price exceeded the average market price for the period and were omitted from the calculation of diluted earnings per share for their respective periods.
5. Stock based compensation
     Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment, (“SFAS No. 123(R)”) which was issued by the FASB in December 2004. SFAS No. 123(R) revises SFAS No. 123, Accounting for Stock Based Compensation, and supersedes APB No. 25, Accounting for Stock Issued to Employees, and its related interpretations. SFAS No. 123(R) requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). SFAS No. 123(R) also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. SFAS No. 123(R) also amends SFAS No. 95, Statement of Cash Flows, to require that excess tax benefits be reported as financing cash inflows, rather than as a reduction of taxes paid, which is included within operating cash flows.
     The Company adopted SFAS No. 123(R) using the modified prospective application as permitted under SFAS No. 123(R). Accordingly, prior period amounts have not been restated. Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption.
     The Company has two share-based compensation plans, which are described below. The compensation cost that has been charged against income for these plans was approximately $89,000 and $128,000 for the three months ended March 31, 2007 and 2006, respectively. The income tax benefit recognized for share-based compensation arrangements was approximately $30,000 and $44,000 for the three months ended March 31, 2007 and 2006, respectively.
     At the 1996 Annual Meeting, the shareholders approved the Omnibus Equity Compensation Plan (the “1996 Omnibus Plan”). The 1996 Omnibus Plan authorizes the Board of Directors to grant stock options to directors, executives, and key employees of the Company. Options granted under the 1996 Omnibus Plan have a term of up to ten years and generally vest over a four-year period beginning on the date of the grant. Options under the 1996 Omnibus Plan must be granted at a price not less than the fair market value at the date of grant. If an award grant is forfeited, or otherwise expires, terminates or is canceled without the delivery of shares, then the shares covered by the forfeited, expired, terminated or canceled award will again be available to be delivered pursuant to awards under the plan. The 1996 Omnibus Plan expired in 2006 and accordingly no more options may be granted.
     The Long Term Stock Incentive Plan (the “2006 Omnibus Plan”) was approved by the shareholders of the Company at the annual meeting of shareholders held on May 18, 2006 and relates to an aggregate of up to 500,000 shares of common stock which may be issued pursuant to the exercise of various rights granted under the 2006 Omnibus Plan. Under the 2006 Omnibus Plan, the participants may be granted or awarded eligible options, rights to receive restricted shares of common stock and/or performance units. Except with respect to awards then outstanding, all awards must be granted or awarded on or before May 18, 2016. During the first three months of 2007, 5,000 options were granted under this plan.
     The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected life of the option grant. Expected volatility is based upon the historical volatility of the Company’s common stock based upon the previous three years of trading history. The expected life of the options is based upon the average life of previously granted stock options. The expected dividend yield is based upon current yield on date of grant. There were no options granted during the three months ended March 31, 2006. The following table illustrates the assumptions for the Black-Scholes model used in determining the fair value of options granted to employees for the three months ended March 31, 2007.

Three Months Ended
March 31, 2007
Dividend yield	3.56%
Risk-free interest rate	4.68%
Volatility	0.97
Expected life	6.6 years
Fair value of options granted	$11.47
     A summary of option activity under the stock option plans as of March 31, 2007, and changes during the three month period ended March 31, 2007 is presented in the accompanying table:

			Weighted
	Options		Average
	Outstanding	Exercise Price	Exercise Price
Balance at December 31, 2006	911,706	$7.04 - $18.11	$14.20
Exercised	(3,711)	$8.33 - $10.75	10.50
Authorized	—	—	—
Forfeited	(91,622)	$15.84 - $18.11	16.08
Granted	5,000	$14.60	14.60

Balance at March 31, 2007	821,373	$7.04 - $18.11	$14.01

     The following table sets forth the exercise prices, the number of options outstanding and the number of options exercisable at March 31, 2007:

			Weighted
			Average
		Weighted	Contractual		Weighted
	Number of	Average	Life	Number of	Average
Exercise Price	Options	Exercise	Remaining	Options	Exercise
Range	Outstanding	Price	(Years)	Exercisable	Price
$7.04 - $8.33	144,613	$7.91	3.62	144,613	$7.91
$10.75 - $14.52	158,134	10.93	5.11	158,134	10.93
$14.60 - $16.16	182,970	15.92	4.77	149,368	15.97
$16.32 - $18.11	335,656	17.04	8.16	105,639	17.33

	821,373	$14.01	6.01	557,754	$12.71

     For the quarters ended March 31, 2007 and 2006, respectively, the intrinsic value of options exercised was approximately $15,000 and $14,000. The fair value of options vested during the periods was approximately $89,000 and $128,000, respectively.
     Cash received from options exercised under all share-based payment arrangements for the three month periods ended March 31, 2007 and 2006 was $39,000 and $72,000, respectively. The actual benefit realized for the tax deductions from option exercise of the share-based arrangements totaled -$0- and $25,000 for the three month periods ended March 31, 2007 and 2006, respectively.
6. Loans
Loan Category:
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2007	2006	2006

Real estate — commercial	$167,356	$173,203	$165,350
Real estate — residential	108,074	116,287	137,149
Real estate — construction	221,676	225,080	237,075
Commercial, financial and agricultural	57,191	60,435	75,393
Consumer	133,582	132,141	139,954

Gross Loans	$687,879	$707,146	$754,921

Rollforward — allowance for credit losses:

	Three Months Ended
	March 31,
(Dollars in thousands)	2007	2006

Balance, beginning of period	$13,195	$19,142

Charge-offs	713	1,309
Recoveries	(104)	(77)

Net charge-offs	609	1,232

Provision for credit losses	54	755

Balance, end of period	$12,640	$18,665

Annualized net charge-offs during the period to average loans outstanding during the period	0.35%	0.65%

Allowance for credit losses to period end loans	1.84%	2.47%

At March 31, 2007 and 2006, the recorded investment in loans considered impaired was approximately $35,078,000 and $59,945,000, respectively. The related allowance for credit losses on these impaired loans was approximately $4,447,000 and $10,803,000, respectively. The average recorded investment in impaired loans for the quarters ended March 31, 2007 and 2006 was approximately $34,773,000, and $59,105,000, respectively. Impaired loans at March 31, 2007 consisted of $32,407,000 of impaired commercial loans and $2,671,000 of retail loans past due 90 days or more. Impaired loans at March 31, 2006 consisted of $58,769,000 of impaired commercial loans and $1,176,000 of retail loans past due 90 days or more. The amount of interest income recorded on nonperforming loans during the first quarter of 2007 and 2006 amounted to $722,000 and $464,000, respectively. Interest income on nonperforming loans is recorded when cash is actually received.
Nonperforming assets:

	March 31,	December 31,	March 31,
(Dollars in thousands)	2007	2006	2006

Nonaccrual	$14,249	$13,042	$8,948
Past due 90 days or more and still accruing interest	211	103	17
Other real estate	741	889	1,527
Renegotiated troubled debt	375	376	380
7. Employee benefit plans
     The accompanying table details the components of pension expense recognized in the Company’s Consolidated Statements of Income and Comprehensive Income:

	For the three months
	ended March 31,
(dollars in thousands)	2007	2006

Service cost	$166	$191
Interest cost	139	122
Expected return on plan assets	(169)	(137)
Net amortization and deferrals	26	39

Net periodic pension cost	$162	$215

Weighted-average assumptions
Discount rate	6.25%	6.00%
Expected return on plan assets	9.00%	9.00%
Rate of compensation increase	5.00%	5.00%
     For the 2007 Plan Year, a maximum tax-deductible contribution of $4,030,000 is allowed.

8. Shareholders’ equity
     The balances in FNB’s shareholders’ equity accounts totaled $68,986,000 at March 31, 2006, compared to $67,233,000 at December 31, 2005, an increase of $1,753,000. The exercise of stock options produced additions of $7,000 and $65,000 respectively, in common stock and paid-in capital. The income tax benefit related to the exercise of stock options increased paid-in capital by $762,000. Compensation expense related to stock options under SFAS No. 123(r) amounted to $128,000. Retained earnings experienced a net increase of $1,533,000 during the first three months of 2006. The increase is attributed to net income year to date through March 31, 2006 of $2,378,000, as well as an outflow of $846,000 in dividends paid to shareholders. Accumulated other comprehensive losses for the first quarter of 2006 amounted to $615,000 compared to losses of $1,772,000 at December 31, 2005.
     The balances in FNB’s shareholders’ equity accounts totaled $73,051,000 at March 31, 2007, compared to $72,693,000 at December 31, 2006, an increase of $358,000. The exercise of stock options produced additions of $4,000 and $35,000 respectively, in common stock and paid-in capital. Stock compensation expense added $89,000 to paid-in capital. Net income year to date through March 31, 2007 was $697,000, offset by an outflow of $918,000 in dividends paid to shareholders. Accumulated other comprehensive income for the first quarter of 2007 amounted to $451,000 compared to income of $540,000 at December 31, 2006.
9. Subsequent event
     On April 17, 2007, the FNB Southeast announced that it had agreed to sell its Norton and Pennington Gap, Virginia offices to New Peoples Bank, a wholly owned subsidiary of New Peoples Bankshares, Inc., based in Honaker, Virginia. FNB Southeast anticipates a net gain on the transaction of approximately $5.0 million. The sale, which is subject to a number of customary conditions, including the receipt of all required regulatory approvals, is scheduled to be completed during the second quarter of 2007.